Exhibit 99.1

News Release

For more information contact: Michael G. Potter Chief Financial Officer Lattice Semiconductor Corporation 503-268-8000 David Pasquale Global IR Partners 914-337-8801 lscc@globalirpartners.com

LATTICE SEMICONDUCTOR RAISES GUIDANCE

FOR FIRST QUARTER 2010 ON ROBUST GROWTH

HILLSBORO, OR – March 3, 2010 – Lattice Semiconductor (NASDAQ: LSCC) today announced updated guidance for the first quarter ending April 3, 2010.

•

First quarter revenue is now expected to increase by approximately 21% to 25%, sequentially. This upward revision compares to previous guidance that first quarter revenue would be up 8% to 12%, sequentially. The revision is based on robust growth across all product lines and continued strength in the Company’s order bookings throughout the quarter.

•	Gross margin percentage is expected to be approximately 55% to 57% of revenue, upwardly revised from our prior guidance of approximately 54% to 56%.

•

Total operating expenses are now expected to be approximately $30.0 million. The increase compared to prior guidance of $29.0 million is primarily due to costs related to the acceleration of certain R&D activities, and an increase in sales related expenses.

•	Lattice reiterates its expectation for continued profitability in the first quarter of 2010.

No conference call will be held in conjunction with this guidance update. Additional information related to the first quarter will be available when the Company reports its first quarter 2010 results.

Forward-Looking Statements:

The foregoing business update contains forward-looking statements including statements relating to our business outlook: including our revenue, gross margin and operating expense expectations, and to our expectation of continued profitability during the first quarter of 2010. Lattice believes the factors identified below in connection with each such statement could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business, as well as such factors as the demand for our products, and our ability to supply products to customers in a timely manner. Our backlog is subject to cancelation and includes expected shipments to distributors, which may not be shipped to their end customers in the same quarter we ship them and which accordingly may not be recorded as revenue in that same quarter. Our estimate of operating expenses could be affected by unanticipated expenses during the final month of the quarter. Our expectations with respect to restructuring of our distribution model can be adversely affected if our new distribution partners are not as successful as our former distribution partners or if the transition is not accepted by our end-user customers. Our fair value estimate of Auction Rate Securities may experience an other-than-temporary decline in fair value if we continue to experience unsuccessful auctions, or if the credit rating of the auction rate securities or auction rate issuers deteriorate.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements herein include global economic uncertainty, overall semiconductor market conditions, our dependence on the communications end market, market acceptance and demand for our new and existing products, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the compromised liquidity of our auction rate securities and the other risks that are described herein and that are otherwise described from time to time in our filings with the Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor:

Lattice is the source for innovative FPGA, PLD, programmable Power Management and Clock Management solutions. For more information, visit www.latticesemi.com.

# # #

Lattice Semiconductor Corporation, Lattice (& design) and L (& design) are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

2